EXHIBIT 10.4

FOURTH AMENDMENT TO THE
ESCO TECHNOLOGIES INC. 2004 INCENTIVE COMPENSATION PLAN

WHEREAS, ESCO Technologies Inc. (“ESCO”) previously adopted the ESCO Technologies Inc. 2004 Incentive Compensation Plan (“Plan”); and

WHEREAS, ESCO reserved the right to amend the Plan pursuant to Section 15 thereof; and

WHEREAS, effective February 4, 2010, ESCO desires to amend the Plan to remove the restriction that stock issued pursuant to an option granted thereunder must be held for investment purposes only;

NOW, THEREFORE, effective February 4, 2010, Section 7(j) of the Plan is deleted in its entirety and Sections 7(k) and 7(l) are renumbered accordingly.

IN WITNESS WHEREOF, the foregoing Amendment was adopted on the 4th day of February, 2010.